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                                                                      EXHIBIT 11



                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)


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


                                                             Three Months Ended          Nine Months Ended
                                                                   July 31,                  July 31,
                                                            ---------------------     ---------------------
                                                              1998         1997         1998         1997
                                                            --------     --------     --------     --------
                                                                             (Unaudited)

Income from continuing operations .....................     $ 10,285     $  8,607     $ 20,334     $ 19,318
Income from discontinued operations, net of
   income taxes .......................................           --          813           --        3,518
Gain on sale of discontinued operations, net
     of income taxes ..................................           --           --       13,606       36,290
                                                            --------     --------     --------     --------
Income before extraordinary charge ....................       10,285        9,420       33,940       59,126
Extraordinary charge - early
   extinguishment of debt .............................           --           --           --           --
                                                            --------     --------     --------     --------
Net income ............................................     $ 10,285     $  9,420     $ 33,940     $ 59,126
                                                            ========     ========     ========     ========

Weighted average shares
  outstanding-basic ...................................       14,176       13,840       14,138       13,734
                                                            ========     ========     ========     ========

Earnings per common share:
  Basic:
    Income from continuing operations .................     $   0.73     $   0.62     $   1.44     $   1.41
    Income from discontinued operations ...............           --         0.06           --         0.26
    Gain on sale of discontinued operations ...........           --           --         0.96         2.64
                                                            --------     --------     --------     --------
      Earnings per common share .......................     $   0.73     $   0.68     $   2.40     $   4.31
                                                            ========     ========     ========     ========


Income from continuing operations .....................     $ 10,285     $  8,607     $ 20,334     $ 19,318
Income from discontinued operations, net of
   income taxes .......................................           --          813           --        3,518
Gain on sale of discontinued operations, net
     of income taxes ..................................           --           --       13,606       36,290
                                                            --------     --------     --------     --------
Income before extraordinary charge ....................       10,285        9,420       33,940       59,126
Extraordinary charge - early
   extinguishment of debt .............................           --           --           --           --
                                                            --------     --------     --------     --------
Net income ............................................     $ 10,285     $  9,420     $ 33,940     $ 59,126

Interest on 6.88% convertible subordinated
  debentures and amortization of related issuance
  costs, net of applicable income taxes ...............          999          999        2,997        2,997
                                                            --------     --------     --------     --------

Adjusted net income ...................................     $ 11,284     $ 10,419     $ 36,937     $ 62,123
                                                            ========     ========     ========     ========

Weighted average shares
  outstanding-basic ...................................       14,176       13,840       14,138       13,734
Effect of common stock equivalents
  arising from stock options ..........................          224          266          214          199
Subordinated debentures assumed
  converted to common stock ...........................        2,696        2,696        2,696        2,696
                                                            --------     --------     --------     --------

Weighted average shares
  outstanding-diluted .................................       17,096       16,802       17,048       16,629
                                                            ========     ========     ========     ========

Earnings per common share:
  Diluted:
    Income from continuing operations .................     $   0.66     $   0.57     $   1.37     $   1.35
    Income from discontinued operations ...............           --         0.05           --         0.21
    Gain on sale of discontinued operations ...........           --           --         0.80         2.18
                                                            --------     --------     --------     --------
      Earnings per common share .......................     $   0.66     $   0.62     $   2.17     $   3.74
                                                            ========     ========     ========     ========
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